UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Dover Motorsports, Inc.

(Name of Registrant as Specified In Its Charter)

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DOVER MOTORSPORTS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 23, 2014

DEAR STOCKHOLDER:

PLEASE TAKE NOTICE that the 2014 Annual Meeting of Stockholders of DOVER MOTORSPORTS, INC., a Delaware corporation, will be held at the Dover Downs Hotel & Casino, 1131 N. DuPont Highway, Dover, Delaware, on Wednesday, April 23, 2014, at 8:30 A.M.

At the meeting you will be asked to:

1.	elect two Class III Directors and one Class II Director to the Board of Directors;

2.	approve the proposed 2014 Stock Incentive Plan; and

3.	consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

Stockholders are invited to attend the Annual Meeting and to vote in person or to vote by proxy in accordance with the instructions on the enclosed proxy card. Please note that the meeting is limited to stockholders of record and proper identification will be required of any stockholder that chooses to attend the Annual Meeting in person. For more details, please refer to GENERAL INFORMATION ABOUT THE MEETING—Voting in person at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

KLAUS M. BELOHOUBEK

Senior Vice President-General Counsel and Secretary

Dover, Delaware

March 28, 2014

PROXY STATEMENT

DOVER MOTORSPORTS, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 23, 2014

INFORMATION CONCERNING SOLICITATION AND VOTING

Your vote is very important. For this reason, our Board of Directors is requesting that you permit your stock to be represented at our 2014 Annual Meeting of Stockholders by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

References in this Proxy Statement to the “Company,” “we,” “us” and “our” shall mean DOVER MOTORSPORTS, INC., a Delaware corporation, and/or its wholly-owned subsidiaries, as appropriate. This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of our Board of Directors. Proxies solicited by this Proxy Statement are to be voted at our Annual Meeting or at any adjournment of the meeting.

The mailing address for our principal executive office is P.O. Box 843, Dover, Delaware 19903. This Proxy Statement and the form of proxy were first sent to our stockholders on or about March 28, 2014.

GENERAL INFORMATION ABOUT THE MEETING

Who may vote

You may vote your stock if our records show that you owned your shares as of the close of business on March 20, 2014. On that date, our outstanding capital stock consisted of 18,130,512 shares of common stock, par value $.10 per share (the “Common Stock”), and 18,510,975 shares of Class A common stock, par value $.10 per share (the “Class A Common Stock”). Shares of Class A Common Stock are convertible at any time into shares of Common Stock on a share-for-share basis at the option of the holder.

Voting rights in general

If you hold Common Stock, you are entitled to one vote for each share of Common Stock held. If you hold Class A Common Stock, you are entitled to ten votes for each share of Class A Common Stock held, except to the extent that voting by class is required by law. At a meeting of stockholders at which a quorum is present, a majority of the votes cast decides all questions, unless the matter is one upon which a different vote is required by express provision of law or our Certificate of Incorporation or By-Laws. Under the General Corporation Law of the State of Delaware, holders of Common Stock and Class A Common Stock are only entitled to vote as a class with respect to certain limited matters, such as certain amendments to our Certificate of Incorporation which would change the rights of only one class of stock.

Voting in person at the meeting

You may vote in person at the meeting or by proxy as described below under the heading, Voting your proxy. Attendance at the meeting is limited to stockholders of record and you will be asked to show a valid, government-issued photo identification, such as a driver’s license or passport, before being allowed into the meeting room. No recording or other electronic devices will be allowed in the meeting and attendees will be subject to a security inspection. If your shares are not registered in your name but are held in the name of your broker, bank or other nominee, you must bring the voting instruction form you received from your broker, bank or other nominee or other evidence acceptable to our transfer agent, such as an account statement, indicating that you beneficially owned the shares on March 20, 2014, the record date for the meeting.

Voting your proxy

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting are on your proxy card. For shares held through a broker, bank or other nominee, follow the instructions on the voting instruction card included with your voting materials. If you provide specific voting instructions, your shares will be voted as you have instructed and as the proxy holders may determine within their discretion with respect to any other matters that properly come before the meeting.

If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. New York Stock Exchange rules no longer allow broker discretionary voting on non-routine items, such as the election of directors. So, if you hold shares through a broker and you do not provide instructions on how to vote, your broker will not have authority to vote your shares on the matters described in this proxy statement.

Votes needed to hold the meeting (“Quorum”)

The meeting will be held if a majority of our outstanding shares on the record date entitled to vote is represented at the meeting. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting, if you:

•	are present and vote in person at the meeting; or

•	have properly submitted your vote as permitted by your proxy card.

Matters to be voted on at the meeting and conduct of the meeting

The following proposals will be presented for your consideration at the meeting:

•	to elect two Class III Directors and one Class II Director to our Board of Directors;

•	to approve the proposed 2014 Stock Incentive Plan; and

•	to consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

We currently are not aware of any business to be acted upon at the meeting other than as noted above. If other business is properly raised, your proxies have authority to vote as they think best, including authority to adjourn the meeting.

Our Chairman has broad authority to conduct the meeting so that the business of the meeting is carried out in an orderly and timely manner. We have not previously had any need to provide rules of conduct in advance of our annual meetings and do not anticipate doing so for this meeting since the Chairman has broad discretion to establish reasonable rules for discussion, comments and questions during the meeting and, if required, is entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the meeting proceeds in a manner that is fair to all participants.

Vote required

•	Proposal Number 1—Election of Directors

The election of our Board nominees will require a plurality of the votes cast by the shares entitled to vote. This means that the nominees receiving the greatest number of votes will be elected. Accordingly, abstentions, broker non-votes and withheld votes will not affect the outcome of the election of directors. There is no class voting or cumulative voting with respect to the election of directors.

•	Proposal Number 2—Approval of 2014 Stock Incentive Plan

Approval of the proposed 2014 Stock Incentive Plan will require the affirmative vote of a majority of the voting power present and entitled to vote. Abstentions and broker non-votes, if any, are not treated as votes cast for such purposes.

If you hold shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold shares through a broker, bank or other nominee and you do not instruct them on how to vote on this proposal, your broker will not have authority to vote your shares.

Our Chairman, Henry B. Tippie, owns or has the right to vote shares of Common Stock and Class A Common Stock that add up to more than fifty percent of the voting power of all of our outstanding capital stock. This means that his vote is all that is needed to approve any of the proposals to be considered at the meeting. Mr. Tippie has indicated that he intends to vote all shares under his control as the Board recommends.

Voting recommendations

Our Board recommends that you vote:

•	“FOR” each of the nominees to our Board of Directors; and

•	“FOR” approval of our 2014 Stock Incentive Plan

Cost of this proxy solicitation

We will pay the costs of the solicitation of proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone, or we may ask our proxy solicitor to solicit proxies on our behalf for a nominal charge.

Changing your vote

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date, voting on a later date by telephone (if permitted by your proxy card), or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy; you must specifically revoke your proxy.

Voting results

The preliminary voting results will be announced at the meeting. The final voting results will be tallied by our Transfer Agent and Inspector of Elections and promptly published in a report on Form 8-K.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 23, 2014

This proxy statement and our annual report to security holders are available at http://www.dovermotorsportsinc.com/investor/annual_proxy.php.

STOCK OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The table below, based on information we have received, shows the number of shares of Common Stock and Class A Common Stock owned as of March 20, 2014 by:

•	each of our Directors or nominees for Director;

•	each of our Executive Officers named in the SUMMARY COMPENSATION TABLE;

•	our Executive Officers and Directors as a group; and

•	stockholders owning five percent or more of our Common Stock or Class A Common Stock.

Names and Addresses of Beneficial Owners	Number of Shares and Nature of Beneficial Ownership by Class(1)				Percentage Beneficially Owned by Class		Percentage of Combined Voting Power of Both Classes
	Common Stock		Class A Common Stock		Common Stock	Class A Common Stock
RMT Trust(2)	—		8,000,000		—	43.2%	39.4%
P.O. Box 26557
Austin, TX 78755

Henry B. Tippie(2)	1,235,000	(3)	11,500,000	(3)	6.8%	62.1%	57.2%
P.O. Box 26557
Austin, TX 78755

R. Randall Rollins	290,700		2,503,500		1.6%	13.5%	12.5%
2170 Piedmont Road, NE
Atlanta, GA 30324

Jeffrey W. Rollins	101,390	(4)	1,153,975	(4)	0.6%	6.2%	5.7%
One Walker’s Mill Road
Wilmington, DE 19807

Denis McGlynn	276,184		762,528	(5)	1.5%	4.1%	3.9%
1131 N. DuPont Highway
Dover, DE 19901

Patrick J. Bagley	24,271		—		0.1%	—	< 0.1%
1131 N. DuPont Highway
Dover, DE 19901

Richard K. Struthers	1,000		—		< 0.1%	—	< 0.1%
900 Old Kennett Road
Greenville, DE 19807

Timothy R. Horne	136,887		—		0.8%	—	0.1%
1131 N. DuPont Highway
Dover, DE 19901

Klaus M. Belohoubek	125,193	(6)	—		0.7%	—	0.1%
3505 Silverside Road
Plaza Centre Bldg., Suite 203
Wilmington, DE 19810

Michael A. Tatoian	103,228		—		0.6%	—	0.1%
1131 N. DuPont Highway
Dover, DE 19901

Names and Addresses of Beneficial Owners	Number of Shares and Nature of Beneficial Ownership by Class(1)		Percentage Beneficially Owned by Class		Percentage of Combined Voting Power of Both Classes
	Common Stock	Class A Common Stock	Common Stock	Class A Common Stock
Gary W. Rollins	290,700	2,503,500	1.6%	13.5%	12.5%
2170 Piedmont Road, NE
Atlanta, GA 30324

Ariel Investments, LLC	3,286,724	—	18.1%	—	1.6%
200 East Randolph Drive, Suite 2900
Chicago, IL 60601

Gabelli Asset Management, Inc.	1,501,858	—	8.3%	—	0.7%
One Corporate Center
Rye, NY 10580

All Directors and Officers as a Group (10 persons)	2,392,484	15,920,003	13.2%	86.0%	79.5%

(1)	Our Class A Common Stock entitles the holder to ten votes per share and our Common Stock allows for one vote per share. Class A Common Stock is convertible, at any time, on a share-for-share basis into Common Stock at the option of the holder. As a result, pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, a stockholder is deemed to have beneficial ownership of the shares of Common Stock which the stockholder may acquire upon conversion of Class A Common Stock. In order to avoid overstatement, the amount of Common Stock shown above as beneficially owned does not take into account shares of Common Stock which may be acquired upon conversion of Class A Common Stock (an amount which is equal to the number of shares of Class A Common Stock held by a stockholder). The percentages shown in this table are based on 18,130,512 shares of Common Stock and 18,510,975 shares of Class A Common Stock outstanding as of March 20, 2014. The above numbers include the following shares of restricted Common Stock granted under our 2004 Stock Incentive Plan (the “Plan”) which have not vested: Denis McGlynn, 81,000 shares; Timothy R. Horne, 48,600 shares; Michael A. Tatoian, 60,600 shares; Klaus M. Belohoubek, 48,600 shares; and all directors and officers as a group, 271,200 shares. Unvested shares are included as beneficially owned because the grantees have the right to vote the shares.
(2)	Henry B. Tippie is a trustee of the RMT Trust and has voting and dispositive control over shares held by the RMT Trust pursuant to a voting agreement with R. Randall Rollins and Michele M. Rollins, the other two trustees. The agreement is described below under the heading CORPORATE GOVERNANCE AND BOARD OF DIRECTORS’ COMMITTEES AND MEETINGS—Controlled Corporation Status.
(3)	Includes 200,000 shares of Common Stock held by his wife, and 35,000 shares of Common Stock held as a trustee, and 8,000,000 shares of Class A Common Stock held by the RMT Trust, as to all of which Mr. Tippie disclaims any beneficial interest.
(4)	Includes 32,750 shares of Common Stock owned by a limited liability corporation over which Mr. Rollins has sole voting and investment power and 5,550 shares of Common Stock held indirectly as custodian for his minor children. 482,250 shares beneficially owned by Mr. Rollins are held in a brokerage margin account and as such have been pledged as security for the account.
(5)	Includes 20,000 shares of Common Stock and 232,000 shares of Class A Common Stock held by his wife, as to which Mr. McGlynn disclaims any beneficial interest.
(6)	76,193 shares beneficially owned by Mr. Belohoubek are held in a brokerage margin account and as such have been pledged as security for the account.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Two of our Directors are standing for reelection at the Annual Meeting to serve as Class III Directors for a term of three years, and until the election and qualification of their successors. One of our Directors, Timothy R. Horne, was recently appointed to fill a vacancy on our Board of Directors and is standing for election at the Annual Meeting to serve as a Class II Director for a term of two years, and until the election and qualification of his successor. Our other Four Directors are not standing for reelection because their terms as Directors extend past the Annual Meeting pursuant to provisions of our Certificate of Incorporation which provide for the election of Directors for staggered terms, with each Director serving a three year term.

Upon completion of this election we will have seven members and three vacancies on our Board of Directors. There are positions for a Class I Director, a Class II Director and a Class III Director which will remain vacant immediately after the Annual Meeting. Our Board believes that it is in our and your best interests to keep these vacancies on the Board so that the Board may, if the opportunity arises, appoint a candidate in the future without amending our Certificate of Incorporation. A majority of the members of our Board of Directors may appoint an individual to fill the vacancy.

Unless you WITHHOLD AUTHORITY, the proxy holders will vote FOR the election of the nominees named below to the terms stated as Directors. Although our Board of Directors does not contemplate the possibility, in the event a nominee is not a candidate or is unable to serve as a Director at the time of the election, unless you WITHHOLD AUTHORITY, the proxies will be voted for such nominee as is designated by our Board of Directors to fill the vacancy.

The name and age of each of our Directors and each of the nominees, his principal occupation, other board memberships and the period during which he has served us as a Director are set forth below. We believe that each of our Directors and each of our nominees is well suited to serve on our Board for a variety of individual reasons and because collectively they bring a wealth of experience from diverse backgrounds that has combined to provide us with an excellent mix of experiences and viewpoints: two are long standing executive officers of ours with considerable knowledge of and insights into our company and our industry, five have served on our Board since we became a public company in 1996 and possess similar knowledge of and insights into our company and our industry; each has served on the board of directors or been an executive officer of one or more other public companies and each brings with him experience from other industries; each has considerable financial expertise in our industry and other industries; and each has held senior executive positions in various industries. In addition, five of our Directors have served as the Chairman, Chief Executive Officer and/or Chief Financial Officer of one or more other publicly traded companies and three of our Directors have served on the board of a financial institution or held a senior executive position with a financial institution. Additional qualifications of the members of our Audit Committee, all of whom qualify as audit committee financial experts, and the members of our Compensation and Stock Option Committee are noted elsewhere in this proxy statement under the headings, Corporate Governance and Board of Directors’ Committees and Meetings and Compensation Discussion and Analysis.

Names of Nominees	Principal Occupation(1)	Service as Director	Age
Class III (Term Expires 2014)

Denis McGlynn	President and Chief Executive Officer; President, Chief Executive Officer and Director, Dover Downs Gaming & Entertainment, Inc.	2002 to date	68

Jeffrey W. Rollins	Managing Member, Osprey Investment Partners; Senior Investment Officer, Ashford Capital Management	2002 to date	49

Class II (Term Expires 2016)

Timothy R. Horne	Senior Vice President—Finance and Chief Financial Officer; Senior Vice President—Finance, Treasurer and Chief Financial Officer for Dover Downs Gaming & Entertainment, Inc.	2014 to date	48

Names of Directors Whose Terms Have Not Expired
Class II (Term Expires 2016)

Patrick J. Bagley	Retired—Former Senior Vice President-Finance and Chief Financial Officer	2002 to date	66

Class I (Term Expires 2015)

Henry B. Tippie	Chairman of the Board; Chairman of the Board and Chief Executive Officer, Tippie Services, Inc.; Chairman of the Board, Dover Downs Gaming & Entertainment, Inc.	2002 to date	87

R. Randall Rollins	Chairman of the Board, Rollins, Inc.; Chairman of the Board, RPC, Inc.; Chairman of the Board, Marine Products Corporation	2002 to date	82

Richard K. Struthers	President of Ashford Point Enterprises; Former President and Member of Executive Management Team, Bank of America Global Card Services	2011 to date	58

(l)	Except as noted, the nominees and other Directors have held one or more of the positions of responsibility set out in the above column (but not necessarily their present titles) for more than five years. In addition to the directorships listed in the above column, the following Directors also serve on the Board of Directors of the following companies: Henry B. Tippie serves on the Boards of Rollins, Inc., RPC, Inc. and Marine Products Corporation. Denis McGlynn serves on the Board of Campus Crest Communities, Inc. R. Randall Rollins, Patrick J. Bagley, Richard K. Struthers, Jeffrey W. Rollins and Timothy R. Horne serve on the Board of Dover Downs Gaming & Entertainment, Inc. Dover Downs Gaming & Entertainment, Inc. was spun-off from the Company on April 1, 2002 and is in the gaming and entertainment business. In August 2013, Jeffrey W. Rollins joined Osprey Investment Partners and Ashford Capital Management, both are investment advisors. Previously, Mr. Rollins was a principal of J.W. Rollins & Associates. LLC, a firm that he founded in 2007 that made direct investments in businesses. Prior to 2009, Jeffrey Rollins served as a director of Delaware Sterling Bank. Prior to 2005, R. Randall Rollins served as a director of SunTrust Banks, Inc. Richard K. Struthers became president of Ashford Point Enterprises, a financial services consulting group focused on banking and the consumer credit industry, in 2011. Prior to 2006, Mr. Struthers served as Executive Vice Chairman of MBNA America Bank. Rollins, Inc. is a consumer services company engaged in residential and commercial termite and pest control. RPC, Inc. is engaged in oil and gas field services. Marine Products Corporation is engaged in boat manufacturing. Campus Crest Communities, Inc. is a real estate investment trust. Bank of America, MBNA America Bank, SunTrust Banks, Inc. and Delaware Sterling Bank are financial institutions. Tippie Services, Inc. provides management services. Gary W. Rollins and R. Randall Rollins are brothers, and they are cousins of Jeffrey W. Rollins.

Our Board of Directors recommends a vote FOR the nominees listed.

PROPOSAL NUMBER 2

APPROVAL OF 2014 STOCK INCENTIVE PLAN

Our Board of Directors recommends that you vote FOR the approval of our 2014 Stock Incentive Plan (the “Plan”). The Plan was adopted by our Board of Directors on January 29, 2014, contingent upon your approval. The Plan is intended to replace our 2004 Stock Incentive Plan (the “2004 Plan”). The 2004 Plan has expired by its terms and no further grants or awards may be made under the 2004 Plan. An aggregate of 2,000,000 shares of Common Stock have been reserved for issuance under the Plan. No shares of Class A Common Stock may be issued under the Plan. The Plan provides for grants to our officers and key employees of restricted stock awards, stock options and/or awards valued in whole or in part by reference to our Common Stock. The Plan will be administered by our Compensation and Stock Incentive Committee (the “Committee”). The Committee consists of non-employee Directors. The Plan will afford us latitude in tailoring incentive compensation to support our corporate and business objectives, and to anticipate and respond to a changing business environment and competitive compensation practices. The following is a description of the principal features of our Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

General Provisions

The Committee will have exclusive discretion to select the employees and to determine the type, size and terms of each award, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the Plan. The Plan will terminate ten years from January 29, 2014. With limited exceptions, including termination of employment as a result of death, restricted stock awards, options and other awards under the Plan are forfeited if an employee’s employment or performance of services terminates following the grant of the award but prior to its vesting or exercise. Generally, an employee’s rights and interest under the Plan will not be transferable except by will or by the laws of descent and distribution.

There is no maximum number of persons eligible to receive awards under the Plan. It is currently estimated that the eligible group will be comprised of less than 35 persons.

As described below, under the heading COMPENSATION DISCUSSION AND ANALYSIS, since 2004 we have limited awards under our incentive plans to restricted stock awards. A restricted stock award is an award of a given number of shares of our Common Stock which are subject to a restriction against transfer and/or to a risk of forfeiture during a period set by the Committee. During the restriction period, the employee may or may not have the right to vote and receive dividends on the shares. The Plan also allows for the granting of stock options, although we have not granted options since 2003 and no options are currently outstanding. Options, which include nonqualified stock options and incentive stock options, are rights to purchase a specified number of shares of our Common Stock at a price fixed by the Committee. The option price may not be less than the fair market value of the underlying shares of Common Stock at the time of grant. Options generally will expire not later than ten years after the date on which they are granted and become exercisable at such times and in such installments as the Committee shall determine. Payment of the option price must be made in full at the time of exercise in such form (including, but not limited to, cash, unrestricted Common Stock held for at least twelve months, or any combination thereof) as the Committee may determine.

The Plan is subject to amendment or termination by the Board of Directors without stockholder approval as deemed in our best interests. However, no such amendment may:

•	materially increase the benefits to employees under the Plan;

•	materially increase the number of shares which may be issued under the Plan;

•	materially modify the requirements as to eligibility for participation in the Plan; or

•	reduce the amount of any previously granted award or adversely change its terms and conditions, without the consent of the holder of such award.

In general, if there are any changes in our capitalization affecting the number or kind of outstanding shares of our Common Stock, whether by declaration of stock dividends, stock split-ups, reclassifications or recapitalizations then the number and kind of shares then subject to options and awards shall be proportionately adjusted by the Committee to whatever extent the Committee determines that any such change equitably requires an adjustment.

In general, subject to the discretion of the Committee, if we are merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised options are outstanding under the Plan, then adjustments will be made so that employees will be entitled, upon exercise of such option to receive such stock or other securities as the holders of the same class of stock as those shares subject to the option would be entitled to receive in the transaction. Other awards under the Plan will receive such treatment in connection with these transactions as the Committee shall determine at or after the date of grant.

Certain Federal Tax Consequences under the Plan

The following discussion addresses certain anticipated federal income tax consequences to recipients of awards made under the Plan. It is based on the Internal Revenue Code and interpretations in effect on the date of this Proxy Statement.

A person who receives stock pursuant to a restricted stock award should not recognize any taxable income upon the receipt of such award (unless such person makes an 83(b) Election). The person will recognize taxable compensation income at the vesting date, or the date the person’s interest in the stock is freely tradable. The amount of income is equal to the fair market value of the shares on that date. The tax basis of the shares to the person should be equal to the amount includable in the person’s gross income as compensation, and the person’s holding period for the shares should normally commence on the day following the date on which the value of such shares is includable in income. Dividends paid on shares prior to the lapse of the restrictions (if an 83(b) Election is not made) should be included in the income of the person as taxable compensation income when received.

Different tax rules will apply to a person who receives a restricted stock award if the person makes an 83(b) Election. In such event the person will recognize the fair market value of the shares as taxable compensation income at the time of their receipt. Any gain recognized on a subsequent sale of the shares will be treated as a capital gain.

A person granted a nonqualified stock option will not recognize income as a result of the grant of the option. However, upon exercise of the nonqualified stock option, the person will generally recognize ordinary compensation income equal to the excess, if any, of the fair market value of the shares received pursuant to exercise of the option over the exercise price. The person’s tax basis for the shares will be equal to the exercise price paid by the person plus the amount includable in the person’s gross income as compensation income, and the person’s holding period for the shares will commence on the date on which the shares are acquired.

A person granted an incentive stock option which qualifies under Section 422 of the Code generally will not recognize income at the time of grant of the incentive stock option or at the time of its exercise. However, the excess of the fair market value of the shares of stock subject to the option over the exercise price of the option at the time of its exercise is an adjustment to taxable income in determining a person’s alternative minimum taxable income and ultimately the person’s alternative minimum tax. As a result, this adjustment could cause the person to be subject to alternative minimum tax or increase his or her alternative minimum tax liability.

If a person who has exercised an incentive stock option does not sell the shares until more than one year after exercise and more than two years after the date of grant, the person will normally recognize a capital gain or loss equal to the difference, if any, between the selling price of the shares and the exercise price. If the person sells the shares before the time periods expire (a “disqualifying disposition”) he or she will recognize ordinary compensation income equal to the lesser of (i) the difference, if any, between the fair market value of the shares on the date of exercise and the exercise price of the option, and (ii) the difference, if any, between the selling price for the shares and the exercise price of the option. Any other gain or loss on such sale will normally be a capital gain or loss. The tax basis of the shares to the person, for purposes of computing such other gain or loss, should be equal to the exercise price paid (plus, in the case of disqualifying disposition, the amount includable in the person’s gross income as compensation, if any).

With respect to either nonqualified or incentive stock options, if a person delivers shares of our Common Stock in part or full payment of the option price, the person generally will be treated as having exchanged such shares for an equivalent number of the shares received upon exercise of the option (the “Exchange Shares”), and no gain or loss will be recognized with respect to the shares surrendered to the Company in payment of the option price. In such a case, the person will have a tax basis in the Exchange Shares which is the same as the person’s tax basis in the shares of stock delivered in payment of the option price. The remaining shares received upon exercise of the option (other than the Exchange Shares) will, in the case of nonqualified options, have a tax basis equal to the income recognized on the exercise of the option plus any additional consideration paid pursuant to the exercise of the option, and in the case of incentive stock options, will have a tax basis equal to any additional consideration paid pursuant to the exercise of the option.

The Company will be entitled to a tax deduction corresponding in amount and time to the person’s recognition of ordinary compensation income in the circumstances described above, provided, among other things, that such deduction is not limited by Section 162(m) of the Code, meets the test of reasonableness, is an ordinary and necessary business expense, and is not an “excess parachute payment” within the meaning of Section 280G of the Code and that the Company satisfies any applicable withholding requirements. In the case of an incentive stock option, the person will not recognize ordinary income, and the Company will not be entitled to a deduction, unless there is a disqualifying disposition.

Our Board of Directors recommends a vote FOR the approval of our 2014 Stock Incentive Plan.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS’

COMMITTEES AND MEETINGS

Our Board of Directors held five meetings in 2013. Three meetings were attended by one hundred percent of the Board and two meetings each had one Director that was unable to attend. Board members are encouraged to attend our Annual Meeting of Stockholders and all Board members were in attendance at last year’s meeting.

Audit Committee

Our Audit Committee consists of Patrick J. Bagley, Chairman, R. Randall Rollins and Jeffrey W. Rollins. The Audit Committee held five meetings in 2013. The Committee’s functions are described below under the caption REPORT OF THE AUDIT COMMITTEE. Our Board has determined that each of our Audit Committee members is an “independent director” and that each member qualifies as an “audit committee financial expert” as those terms are defined by applicable New York Stock Exchange and Securities and Exchange Commission (“SEC”) rules and regulations.

We have adopted Independence Guidelines for determining whether a director qualifies as independent. A copy of these guidelines may be found at our website (www.dovermotorsports.com) under the heading Investor Relations. In accordance with the rules of the New York Stock Exchange, no director will qualify as independent unless our Board affirmatively determines that the director has no material relationship with the Company that would affect the director’s independence.

Executive Committee

Our Executive Committee consists of Henry B. Tippie, Chairman, and Denis McGlynn. The Executive Committee held three meetings in 2013. The Executive Committee has the power to exercise all of the powers and authority of our Board of Directors in the management of the business and affairs of the Company in accordance with the provisions of our By-Laws.

Compensation and Stock Incentive Committee

Our Compensation and Stock Incentive Committee consists of Henry B. Tippie, Chairman, and R. Randall Rollins. The Compensation and Stock Incentive Committee held one meeting in 2013. The Committee has authority to determine the compensation of the Company’s executive officers and such other officers as the Committee may decide, to administer the Company’s Stock Incentive Plan, including the granting of restricted stock awards to various employees of the Company and its subsidiaries, and to adopt or modify policies that govern the Company’s compensation and benefits programs. The Committee has authority to engage attorneys, accountants and consultants, to solicit input from management concerning compensation matters, and to delegate any of its responsibilities to one or more directors or members of management where it deems such delegation appropriate and permitted under applicable law. The Committee does not have a formal charter and is not required to have one under New York Stock Exchange rules since we are a controlled corporation as described below under the heading Controlled Corporation Status.

Nominating & Corporate Governance Committee

Our Nominating & Corporate Governance Committee consists of Henry B. Tippie, Chairman, and R. Randall Rollins. The Committee does not have a formal charter; it was formed by resolution of the full Board of Directors in 2002 for the following purposes:

•	to recommend to our Board of Directors nominees for director and to consider any nominations properly made by a stockholder;

•	upon request of our Board of Directors, to review and report to the Board with regard to matters of corporate governance; and

•

to make recommendations to our Board of Directors regarding the agenda for our annual stockholder’s meetings and with respect to appropriate action to be taken in response to any stockholder proposals.

The Nominating & Corporate Governance Committee held one meeting in 2013. We are not required by law or by New York Stock Exchange rules to have a nominating committee since we are a controlled corporation as described below under the heading Controlled Corporation Status. We established the Nominating & Corporate Governance Committee to promote responsible corporate governance practices and we currently intend to maintain the Committee going forward.

Controlled Corporation Status

We have elected to be treated as a “controlled corporation” as defined by New York Stock Exchange Rule 303A. This Rule provides that a controlled corporation need not comply with the requirements of Sections 303A.01, 303A.04 and 303A.05 of the New York Stock Exchange Listed Company Manual. Section 303A.01 requires that listed companies have a majority of independent directors. As a controlled corporation, this Section does not apply to us. We are only required to make an independence determination relative to our audit committee members—all three of whom are independent. Two of our directors, Denis McGlynn and Timothy R. Horne are employees of ours and, therefore, cannot be considered independent. No other directors or their immediate family members are employees of ours. Our Board is not required to and has not formally made an assessment as to the independence of these directors. Sections 303A.04 and 303A.05 require that listed companies have a nominating & corporate governance committee and a compensation and stock incentive committee, in each case composed entirely of independent directors. In addition, each committee must have a charter that addresses both the committee’s purpose and responsibilities and the need for an annual performance evaluation by the committee. While we have a nominating & corporate governance committee and a compensation and stock incentive committee, we are not required to and do not comply with all of the provisions of Sections 303A.04 and 303A.05. We are a controlled corporation because a single person, Henry B. Tippie, the Chairman of our Board of Directors, controls in excess of fifty percent of our voting power. This means that he has the ability to determine the outcome of the election of directors at our annual meetings and to determine the outcome of many significant corporate transactions, many of which only require the approval of a majority of our voting power. Such a concentration of voting power could also have the effect of delaying or preventing a third party from acquiring us at a premium.

Mr. Tippie’s voting control emanates from his direct and indirect holdings of Common Stock and Class A Common Stock and from his status as a trustee of the RMT Trust (the “Trust”), our largest stockholder. As of March 20, 2014, Mr. Tippie has control over 57.2% of our voting power.

The Trust was formed under the Last Will and Testament of John W. Rollins, Sr. Mr. Tippie was the executor of the Estate of John W. Rollins, Sr. (the “Estate”). In 2008, the Estate transferred all of its equity securities held in the Company to the Trust. Mr. Tippie is one of three trustees of the Trust and has sole voting and sole dispositive power over any equity securities of the Company held by the Trust (the “Trust Stock”) pursuant to a Stockholders Agreement and Irrevocable Proxy entered into January 31, 2008 among the three trustees of the Trust. We are not a party to this Agreement. A copy of the Agreement is attached as Exhibit A to a Schedule 13D dated January 31, 2008 and filed by Mr. Tippie with the SEC. The Agreement has an initial one (1) year term and renews annually for successive one (1) year terms unless terminated earlier as provided therein. The Agreement automatically terminates in the event that Mr. Tippie ceases to be Chairman of the Board of Directors of the Company or ceases to control more than 50% of the voting power in the Company. Under the Agreement, Mr. Tippie agrees to vote Trust Stock in the same manner in which he votes shares of stock that he owns in his individual capacity and also affords certain take along rights to the Trust whereby Mr. Tippie will not sell shares of stock that he owns in his individual capacity unless, subject to certain enumerated exceptions, the Trust is afforded a reasonable opportunity to sell Trust Stock on comparable terms.

Director Nominations

Under Delaware law, there are no statutory criteria or qualifications for directors. The law does permit a corporation to prescribe reasonable qualifications in its by-laws or certificate of incorporation. Our By-Laws require that at the time of nomination for a directorship, the nominee must own no less than 500 shares of our Common Stock. No other criteria or qualifications have been prescribed by us at this time. Our Nominating & Corporate Governance Committee does not have a formal charter or a formal policy with regard to the consideration of director candidates. As such, there is no policy relative to diversity, although as noted below, it is one of many factors that the Nominating & Corporate Governance Committee has the discretion to factor into its decision making. This discretion would extend to how the Committee might define diversity in a particular instance – whether in terms of background, viewpoint, experience, education, race, gender, national origin or other considerations. Our Nominating & Corporate Governance Committee acts under the guidance of the Corporate Governance Guidelines approved by our Board and posted on our website (www.dovermotorsports.com) under the heading Investor Relations. We believe that we should preserve maximum flexibility in order to select directors with sound judgment and other qualities which are desirable in corporate governance. According to our Corporate Governance Guidelines, we believe our Board of Directors should be responsible for selecting its own members. Our Board delegates the screening process involved to the Nominating & Corporate Governance Committee. This Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current make-up of our Board. This determination should take into account all factors which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board. Our By-Laws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires that written notice be received by our Secretary not less than ninety days prior to the anniversary of the prior year’s annual meeting and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years and evidence that the nominee owns not less than 500 shares of our Common Stock. We have not engaged, nor do we believe that it is necessary to engage, any third party to assist us in identifying director candidates. We have not received a recommendation for a director nominee from a stockholder. All of the nominees to be voted on at our Annual Meeting are existing directors standing for reelection.

Corporate Governance Guidelines and Codes of Business Conduct and Ethics

We have adopted Corporate Governance Guidelines to promote better understanding of our policies and procedures. At least annually, the Board reviews these guidelines. A copy of our current Corporate Governance Guidelines may be found at our website (www.dovermotorsports.com) under the heading Investor Relations. As required by the rules of the New York Stock Exchange, our Corporate Governance Guidelines require that our non-management directors meet in at least two regularly scheduled executive sessions per year without management. Our Chairman will generally act as the presiding director but our guidelines provide that the meetings may be chaired by other directors depending on the nature of the matter to be considered.

At our website (www.dovermotorsports.com), under the heading Investor Relations, you may access a copy of our Corporate Governance Guidelines, our Audit Committee Charter, our Code of Business Conduct and our Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy. We will also provide a copy of any of these documents, free of charge, to any record or beneficial stockholder. Please make your request in writing, addressed to Timothy R. Horne, Senior Vice President-Finance and Chief Financial Officer, Dover Motorsports, Inc., P.O. Box 843, Dover, DE 19903.

Board Leadership

Since becoming a public company, we have had both a non-employee Chairman of the Board and a separate Chief Executive Officer. This has worked well for us in the past and we believe that it represents the appropriate structure for us at this time. Henry B. Tippie is our Chairman and chairs our Board meetings. Denis McGlynn is our President and Chief Executive Officer. Many authorities on corporate governance are of the view that a company’s principal executive officer should not also be chairman of its board and that it is best to keep board leadership separate from management.

Risk Oversight by Board

Our Board’s oversight of risk has not been delegated to any Board Committee. “Risk” is an extremely broad concept that extends to multiple functional areas and crosses multiple disciplines. As such, risk may be addressed from time to time by the full Board or by one or more of our Committees. Senior management is responsible for identifying and managing material risks that we face. Insurable risks and litigation risks are handled primarily by the legal department which regularly reports on such risks to the Audit Committee and to the full Board. Liquidity risk, credit risk and risks associated with our credit facilities and cash management are handled primarily by our finance department which regularly provides a financial report to both the Audit Committee and to the full Board. Operational, business, regulatory and political risks are handled primarily by senior executive management which regularly provides various operational reports to the full Board or to the Executive Committee.

Director Communications

We have a process for interested parties, including stockholders, to send communications to our Board. Communications to any member of our Board of Directors, to the entire Board of Directors or to any Committee or group of Directors, such as our non-management Directors should be mailed as follows:

{designate Director(s), Committee(s) or group to whom you wish your communication sent}

c/o Klaus M. Belohoubek

Senior Vice President-General Counsel

Dover Motorsports, Inc.

Concord Plaza

3505 Silverside Road

Plaza Centre Bldg., Suite 203

Wilmington, DE 19810

These instructions are posted on our website (www.dovermotorsports.com) under the heading Investor Relations. All communications received from interested parties will be forwarded, as appropriate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the Directors who serve on our Compensation and Stock Incentive Committee are or have ever been our employees. There are no Compensation Committee interlocks requiring disclosure.

DIRECTOR COMPENSATION

Directors that are our employees do not receive any additional compensation for services rendered as a director. Directors who are not our employees are each paid a retainer for Board service of $6,000 per quarter, an attendance fee of $1,500 for each Board of Directors or Committee meeting attended ($2,500 for Audit Committee meetings) and are offered coverage under our health plans, which is fully paid by the Company. In addition to the Board of Directors or Committee meeting attendance fees, the following fees are paid quarterly for the chairmanships noted: Chairman of the Board, $6,000; Chairman of the Audit Committee, $4,000; Chairman of the Executive Committee, $4,000; Chairman of the Compensation and Stock Incentive Committee, $2,000; and Chairman of the Nominating & Corporate Governance Committee, $1,000. These fees have not increased from the fees that were in place during 2013.

The following table sets forth compensation to our Directors for services rendered as a director during fiscal year 2013. Two of our Directors, Denis McGlynn and Timothy R. Horne, are employees of ours. Mr. McGlynn’s and Mr. Horne’s compensation is set forth in the SUMMARY COMPENSATION TABLE below. Other than Patrick Bagley, the Directors listed below have never been employed by us or paid a salary or bonus by us, have never been granted any of our options or other stock based awards, and do not participate in any of our sponsored retirement plans.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Henry B. Tippie(1)	$91,000	—	—	—	—	—	$91,000
Patrick J. Bagley	$38,000	—	—	—	—	—	$38,000
Kenneth K. Chalmers(2)	$32,000						$32,000
Jeffrey W. Rollins	$45,500	—	—	—	—	—	$45,500
John W. Rollins, Jr.(3)	$16,500						$16,500
R. Randall Rollins	$47,000	—	—	—	—	—	$47,000
Richard K. Struthers	$31,500	—	—	—	—	—	$31,500

(1)	We have entered into a non-compete agreement with the Chairman of our Board of Directors, Henry B. Tippie. Mr. Tippie’s agreement was entered into on June 16, 2004. This agreement is only operative in the event of a change in control. Change in control is defined in this agreement in the same manner as defined in the Employment and Non-Compete Agreements described below in our COMPENSATION DISCUSSION AND ANALYSIS. Mr. Tippie’s agreement has no expiration date and shall continue in effect as long as he remains a Director. In the event of a change in control during the term of the agreement and provided that Mr. Tippie serves as a director of ours when the change in control occurs, the Company must pay to Mr. Tippie a $750,000 change in control fee. For the one (1) year period following the change in control, Mr. Tippie agrees not to compete with the Company in the motorsports business or to solicit the Company’s customers and employees. The scope of the non-competition covenants and the territory covered are the same as provided in the Employment and Non-Compete Agreements described below in our COMPENSATION DISCUSSION AND ANALYSIS. The agreement contains no provision relative to continuing Mr. Tippie’s tenure with the Company for any fixed period of time. The agreement contains the same tax gross-up as provided in the Employment and Non-Compete Agreements described below in our COMPENSATION DISCUSSION AND ANALYSIS to the extent that the payment to Mr. Tippie may constitute an excess “parachute payment” under the Internal Revenue Code. We estimate that a tax gross-up of $372,514 would have been paid to Mr. Tippie under his agreement in the event this agreement would have been triggered due to a hypothetical change in control on December 31, 2013.
(2)	Mr. Chalmers passed away on July 19, 2013.
(3)	Mr. Rollins passed away on July 3, 2013.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate future filings, including this Proxy Statement, in whole or in part, the REPORT OF THE AUDIT COMMITTEE shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee is established pursuant to our By-Laws and the Audit Committee Charter adopted by the Board of Directors and last reaffirmed by it on January 29, 2014. A copy of our Audit Committee Charter is available at our website (www.dovermotorsports.com) under the heading Investor Relations.

Management is responsible for our internal controls, assessing the effectiveness of these controls and the financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing a report on such consolidated financial statements. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to determine that our financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles or to plan or conduct audits; these are the responsibility of our management and independent registered public accounting firm, respectively.

Each member of our Audit Committee is independent in the judgment of our Board of Directors and as required by the listing standards of the New York Stock Exchange.

In fulfilling its oversight responsibilities with respect to the year ended December 31, 2013, our Audit Committee:

•	Approved the terms of the engagement of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2013;

•	Reviewed and discussed with our management and the independent registered public accounting firm our audited consolidated financial statements as of December 31, 2013 and for the year then ended;

•

Discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees, the rules of the Securities and Exchange Commission and the standards of the PCAOB;

•	Received from the independent registered public accounting firm written affirmation of their independence and discussed the firm’s independence from us;

•

Reviewed and discussed with the independent registered public accounting firm and our internal auditors the overall scope and plan for their respective audits and reviewed and discussed with each, with and without management present, the results of their examinations, the evaluations of our internal controls and the overall quality of our accounting principles; and

•	Reviewed and discussed with management its assessment as to the effectiveness of our internal control over financial reporting as of our year end.

Based upon the review and discussions referred to above, the Committee recommended to our Board of Directors that our audited consolidated financial statements, as of December 31, 2013 and for the year then ended, and management’s assessment of our internal control over financial reporting, be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission. In giving this recommendation to our Board of Directors, the Audit Committee has relied in part on:

•	management’s representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles; and

•	the report of our independent registered public accounting firm with respect to such consolidated financial statements.

Audit Committee

Patrick J. Bagley, Chairman

R. Randall Rollins

Jeffrey W. Rollins

COMPENSATION DISCUSSION AND ANALYSIS

Compensation and Stock Incentive Committee

During the fiscal year ended December 31, 2013, the members of our Compensation and Stock Incentive Committee held primary responsibility for determining executive compensation levels. The Committee is composed of two of our non-employee directors who do not participate in the Company’s compensation plans. The Committee determines each year the compensation of our executive officers, administers our Stock Incentive Plan, and adopts or modifies policies that govern our compensation and benefit programs.

The members of our Compensation and Stock Incentive Committee have extensive and varied experience with various public and private corporations—as investors and stockholders, as senior executives, and as directors charged with the oversight of management and the setting of executive compensation levels. Henry B. Tippie, the non-executive Chairman of our Board of Directors and the Chairman of our Compensation and Stock Incentive Committee, has served on the board of directors of twelve different publicly traded companies and has been involved in setting executive compensation levels at all of these companies. R. Randall Rollins has served on the board of directors of seven different publicly traded companies and has similarly been involved in setting executive compensation levels at a majority of these companies.

Our Compensation and Stock Incentive Committee has full authority to engage attorneys, accountants and consultants, including executive compensation consultants, to solicit input from management concerning compensation matters, and to delegate any of its responsibilities to one or more Directors or members of management where it deems such delegation appropriate and permitted under applicable law.

Our Compensation and Stock Incentive Committee believes that determinations relative to executive compensation levels are best left to the discretion of the Committee and our Board of Directors. In addition to the extensive experience and expertise of the Committee’s members and their familiarity with our performance and the performance of our executive officers, the Committee is able to draw on the experience of other Directors and on various legal and accounting executives employed by us, and the Committee has access to the wealth of readily available public information relative to structuring executive compensation programs and setting appropriate compensation levels. The Committee also believes that the structure of our executive compensation programs should not become overly complicated or difficult to understand.

In connection with structuring various Employment and Non-Compete Agreements with certain of our executive officers and directors in 2004, the Committee instructed outside counsel to engage an executive compensation consultant. The compensation consultant had no ties to us or our executives, had not performed any services for us previously and has not been retained for any purpose since 2004. The agreements are discussed in more detail below. The Committee has not otherwise relied on the advice of outside consultants to structure our executive compensation programs, nor has it engaged in formally benchmarking compensation levels of our executive officers.

The Role of Stockholder Say-on-Pay Votes

We provide our stockholders with the opportunity to cast an advisory vote on executive compensation every three years (a “say-on-pay” vote’). At our annual meeting of stockholders held in April 2013, 99% of the votes cast on the say-on-pay proposal at the meeting were voted in favor of the proposal. We believe this affirms stockholder support of our approach to executive compensation. The stockholders voted to hold an advisory say-on-pay vote every three years, and we have accepted this recommendation. As a result, the next say-on-pay vote will be held at our 2016 annual meeting of stockholders. We will continue to consider the outcome of our say-on-pay votes in the future.

General Compensation Objectives and Guidelines

We are engaged in a highly competitive industry. We believe that our success depends on our ability to attract and retain highly qualified and motivated executives. In order to accomplish this objective, we have endeavored to structure our executive compensation in a fashion that gives our Compensation and Stock Incentive Committee the flexibility to take into account our operating performance and the individual performance of the executive.

Our Compensation and Stock Incentive Committee endorses the philosophy that executive compensation should reflect our performance and the contribution of executive officers to that performance. Our compensation policy is designed to achieve three fundamental objectives: (i) attract and retain qualified executives, (ii) motivate performance to achieve our objectives, and (iii) align the interests of our executives with the long-term interests of our stockholders.

The Committee recognizes that there are many intangibles involved in evaluating performance and in motivating performance, and that determining an appropriate compensation level is a highly subjective endeavor. The analysis of the Committee is not based upon a structured formula and the objectives referred to above are not weighted in any formal manner.

Pursuant to our compensation philosophy, the total annual compensation of our executive officers is made up of one or more of three elements. The three elements are salary, an annual incentive payment and grants of stock based awards such as restricted stock.

We believe a competitive base salary is important to attract, retain and motivate top executives. We believe annual incentive payments are valuable in recognizing and rewarding individual achievement. Finally, we believe equity-based compensation makes executives “think like owners” and, therefore, aligns their interests with those of our stockholders.

We have historically maintained a defined benefit pension plan and a 401(k) savings plan for the benefit of all regular full-time employees. Participation and benefit accruals under our pension plan were frozen June 15, 2011 in favor of enhanced 401(k) benefits. These plans are discussed in more detail below under the heading PENSION BENEFITS.

We do not have any formal stock ownership requirements for our executive officers but note that our Directors and executive officers are significant stockholders of the Company, as is disclosed elsewhere in this Proxy Statement. The Committee is mindful of the stock ownership of our Directors and executive officers but does not believe that it is appropriate to provide a mechanism or formula to take stock ownership (or gains from prior option or stock awards) into account when setting compensation levels. As do many public companies, we have historically provided in our insider trading policies that Directors and executive officers may not sell our securities short and may not sell puts, calls or other derivative securities tied to our stock.

We expect that, as in past years, the salary and other compensation paid to our executive officers will qualify for income tax deductibility under the limits of Section 162(m) of the Internal Revenue Code. However, it is possible that, where merited, the Committee may authorize compensation which may not, in a specific case, be fully deductible by us.

We do not have a formal policy relative to the adjustment or recovery of incentives or awards in the event that the performance measures upon which incentives or awards were based are later restated or otherwise adjusted in a manner that would have reduced the size of an incentive or award. However, as all incentives and awards remain within the discretion of the Compensation and Stock Incentive Committee, the Committee retains the ability to take any such restatements or adjustments into account in subsequent years. In addition, the Sarbanes-Oxley Act requires in the case of accounting restatements that result from material non-compliance with Securities Exchange Commission financial reporting requirements, that chief executive officers and chief financial officers must disgorge bonuses and other incentive-based compensation and profits on stock sales, if the non-compliance results from misconduct.

Salary and Incentive

The salary of each executive officer is determined by our Compensation and Stock Incentive Committee. In making its determinations, the Committee gives consideration to our operating performance for the prior fiscal year and the individual executive’s performance. The Committee solicits input from our Chief Executive Officer with respect to the performance of our executive officers and their compensation levels. The base salaries of our executives have not varied widely from year to year. Mr. McGlynn’s base salary has remained fairly consistent in recent years due to the annual incentive arrangement he has had for many years pursuant to which he has the potential for a significant incentive based on our performance, as is discussed in greater detail below under the heading CEO Compensation. Mr. McGlynn’s salary will remain the same for 2014 as it was in 2013.

Annual incentive compensation packages for our executive officers are discretionary and based on our performance and each individual officer’s performance. Except as disclosed below, discretionary bonuses are not subject to any plan or program, written or unwritten, that was communicated in advance to the executive officers for 2013. Bonus amounts for a particular fiscal year are generally determined during the first quarter of the following fiscal year and paid at the discretion of the Compensation and Stock Incentive Committee. No cash bonuses were paid to our executive officers, except for Denis McGlynn and Michael A. Tatoian, for performance during fiscal year ended 2013.

An annual discretionary performance based incentive has been established for our Executive Vice President, Michael A. Tatoian. The incentive for fiscal year ending 2014 is similar to the incentive established for fiscal year ended 2013. There is no formal agreement for this discretionary incentive. It is based on the following resolution adopted by our Compensation and Stock Incentive Committee: “RESOLVED, that the determination of a discretionary annual incentive for the Executive Vice President for fiscal year ending 2014 will be dependent upon an overall favorable evaluation of the Executive Vice President’s performance and be calculated as two percent (2%) of the year over year increase in the Company’s pre-tax earnings, as determined by this Committee in its sole discretion, including any adjustments for extraordinary or non-recurring items as the Committee may deem appropriate.” A performance based incentive of $6,160 was made to Mr. Tatoian under the 2013 incentive.

Equity Based Awards

Our Stock Incentive Plan allows for a wide variety of stock based awards such as stock options and restricted stock awards. We last issued stock options in fiscal year ended 2003 and as of January 2011 all such options expired. We have no immediate plans to issue additional stock options. We have never issued any stock appreciation rights. Since 2004 we have awarded time-based restricted stock in lieu of granting stock options. The terms and conditions of these awards are described in more detail below.

Awards under our Stock Incentive Plan are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. Historically, we have granted time-based restricted stock to various employees, including our executive officers, in early January. Consistent with this practice, we granted restricted stock awards to our executive officers in January 2014 as follows: Denis McGlynn: 20,000 shares; Michael A. Tatoian: 15,000 shares; Timothy R. Horne: 12,000 shares; and Klaus M. Belohoubek: 12,000 shares. It is our expectation to continue yearly grants of restricted stock awards although we reserve the right to modify or discontinue this or any of our other compensation practices at any time.

To date, all of our restricted stock awards have had the same features. The shares vest one-fifth per year beginning on the second anniversary of the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to death or retirement on or after age 65), the unvested shares will be forfeited. None of our restricted stock awards contain a change of control provision that would accelerate the vesting of restricted shares in the event we have a change of control. However, the Compensation and Stock Incentive Committee has the discretion to accelerate the vesting of options or restricted shares or to offer to buy out for a payment in cash any option or restricted stock award, on such terms and conditions as the Committee may establish.

Grants are made under our Stock Incentive Plan and the plan is administered pursuant to Rule 16b-3 of the Securities Exchange Act of 1934. When considering the grant of stock based awards, the Committee gives consideration to our overall performance and the performance of individual employees.

Employment and Non-Compete Agreements

We initially entered into employment and non-compete agreements with all of our executive officers in June 2004. These agreements had two (2) year terms and were superseded by new agreements dated February 13, 2006. We subsequently entered into two additional agreements with similar terms—one with Michael A. Tatoian dated July 26, 2007 and one with Timothy R. Horne dated January 3, 2008 and effective April 1, 2008. Technical amendments to these agreements were made by an agreement dated as of January 1, 2008 to comply with Internal Revenue Code 409A. The agreements were amended again on June 15, 2011 due to the freezing of participation and benefit accruals under our defined benefit pension plan in order to preserve certain benefits under the agreements that might otherwise have been diminished by such action. The agreements are substantially identical in the following respects.

The agreements are only operative in the event of a change in control. The agreements do not obligate us to employ any executive officer for any period of time prior to a change in control. All of our executive officers can be terminated at our will at any time prior to a change in control with or without cause. The agreements all have a two (2) year term and shall automatically renew for successive two (2) year terms, provided that at any time prior to any such renewal, the Compensation and Stock Incentive Committee has discretion to terminate the automatic renewal provision. “Change in control” is defined under the agreements to mean the earlier to occur of (a) ten

(10) days following the closing of a tender offer for our stock or (b) the closing of a merger or similar transaction involving us and any other entity; provided that it shall not be a change in control if our stockholders immediately prior to the transaction own, directly or indirectly in substantially the same proportion, at least 60% of the voting securities of the survivor of such transaction immediately following the transaction.

There are no other agreements or understandings between us and any executive officer which guarantee continued employment or guarantee any level of compensation, including incentive or bonus payments, to the executive officer.

In the event of a change in control during the term of the agreements and provided that the executive officer is employed by us when the change in control occurs, we must pay to the executive officer a certain change in control fee in the amount described below. Each agreement specifies an “extension period” for a certain number of months, also as described below, during which the executive officer shall receive a monthly payment equal to one-twelfth of the sum of (a) the executive officer’s then-current annual base salary (excluding any incentive or bonus), and (b) the amount of any cash bonus awarded to the executive officer for the then-most recently concluded fiscal year of the Company. The agreements for our Chief Executive Officer and our Executive Vice President provide that for purposes of calculating this monthly amount, the executive officer’s cash bonus shall be the actual cash bonus for our then most recently concluded fiscal year, but not less than 75% and not greater than 125% of the average cash bonus awarded to the executive officer for our then most recently concluded fiscal year and the preceding two fiscal years. The executive officer shall also be entitled to health, welfare and certain fringe benefits on terms no less favorable than those which he had prior to the change in control.

During the extension period, the executive officer agrees not to, directly or indirectly, engage in any capacity in the motorsports business or to assist any business that is in the motorsports business and that competes with us within a 100 mile radius of any of our facilities. The executive officer is also prohibited, during the extension period, from soliciting our customers and employees.

During the extension period, the executive officer shall continue as an employee. We are free to terminate the executive officer with or without cause. If termination is without cause, we shall continue to pay the monthly amount for the extension period. If the termination is for cause, we shall continue to pay one-half of the monthly amount since the agreement allocates 50% of the monthly amount post-termination to severance and 50% is paid in consideration of the executive officer’s non-compete covenants. “Cause” is defined under the agreement to mean a unanimous determination by our Board of Directors that the executive officer has been convicted of a felony, has embezzled from or committed fraud against us, which embezzlement or fraud has a material adverse financial impact on us, or gross insubordination which has continued after written notice from the Board of Directors which determination is upheld by a final, non-appealable arbitration award.

The executive officer shall be entitled to continue receiving the monthly amount during the extension period if he voluntarily terminates his employment for good reason. “Good reason” is defined under the agreements to mean a (i) reduction in title, responsibilities, administrative support or support services, (ii) relocation of executive officer’s office, (iii) travel at a level that exceeds the travel requirements before the change in control, (iv) any breach by us of our obligations under the agreement, (v) any breach by the purchaser under a merger or acquisition agreement pursuant to which the change in control takes place relating to employee benefits or directors’ and officers’ insurance or indemnification provisions, or (vi) any reason whatsoever two months after the change in control.

Upon the change of control, the executive officer shall also be entitled to receive a pension benefit equal to the amount which he would have received under our retirement program had payments to him under the agreement been treated as covered compensation under the retirement program, which benefit will be paid in a lump sum using actuarial assumptions and the discount rate which would be utilized for purposes of funding a plan termination.

If these employment and non-compete agreements had been triggered due to a change in control on December 31, 2013, the agreements would have provided for the following based on compensation levels for fiscal year ended 2013: Denis McGlynn, President and Chief Executive Officer—(a) $500,000 change in control fee; (b) 60 month extension period paying up to an aggregate of $1,463,814 over the term of the extension period; and (c) $343,498 for the lump sum pension benefit calculated on the amounts paid under clauses (a) and (b). Mr. McGlynn’s agreement also requires that for a 24 month period following a change in control he will provide certain assistance to us with respect to legislative matters within the State of Delaware. Michael A. Tatoian, Executive Vice President—(a) $200,000 change in control fee; (b) 24 month extension period paying up to an aggregate of $434,210 over the term of the extension period; and (c) $64,078 for the lump sum pension benefit calculated on the amounts paid under clauses (a) and (b). Timothy R. Horne, Senior Vice President-Finance and Chief Financial Officer—(a) $250,000 change in control fee; (b) 24 month extension period paying up to an aggregate of $280,000 over the term of the extension period; and (c) $38,634 for the lump sum pension benefit calculated on the amounts paid under clauses (a) and (b). Klaus M. Belohoubek, Senior Vice President-General Counsel and Secretary—(a) $250,000 change in control fee; (b) 24 month extension period paying up to an aggregate of $380,000 over the term of the extension period; and (c) $67,606 for the lump sum pension benefit calculated on the amounts paid under clauses (a) and (b).

To the extent that any of the payments or benefits due to the executive officer constitute an excess “parachute payment” under the Internal Revenue Code and result in the imposition of an excise tax, each agreement requires that we pay the executive the amount of such excise tax plus any additional amounts necessary to place the executive officer in the same after-tax position as he would have been had no excise tax been imposed. We estimate that the tax gross up that would have been paid to each executive officer under the agreements in the event the agreements had been triggered due to a change in control on December 31, 2013 as follows: Denis McGlynn, from $698,533 to $1,107,420; Michael A. Tatoian, from $0 to $269,004; Timothy R. Horne, from $0 to $233,919; and Klaus M. Belohoubek, from $0 to $278,038. These are estimated tax gross ups. Each agreement provides that fifty percent of the monthly amount paid during the extension period is paid in consideration of the executive officer’s non-compete covenants. The exclusion of these amounts would reduce the calculated amount of excess parachute payments subject to tax. However, as we are unable to conclude whether the Internal Revenue Service would characterize all or some of these non-compete payments as reasonable compensation for services rendered, we have included a range for the tax gross up.

The agreements do not alter the terms of any restricted stock awards previously granted to the executive officers. As noted above under the heading Equity Based Awards, none of our outstanding restricted stock awards contain a change of control provision that would automatically accelerate the vesting of restricted shares in the event of a change of control.

Other Compensation

Other compensation to our executive officers include employee benefits made available on the same terms to all of our full-time employees, such as group medical, dental and vision coverage, group life insurance, pension and a 401(k) savings plan. Pension benefits are described in more detail below under the heading PENSION BENEFITS. Perquisites offered to our executive officers are fairly modest compared to those provided to senior executives at other public companies. We provide an automobile (or an automobile allowance) to Messrs. McGlynn, Tatoian and Horne. Other perquisites are noted in the notes to our SUMMARY COMPENSATION TABLE or are below the threshold for which disclosure is required.

Three of our executive officers, Denis McGlynn, Timothy R. Horne and Klaus M. Belohoubek were also executive officers of Dover Downs Gaming & Entertainment, Inc. in 2013 and received compensation directly from Dover Downs Gaming & Entertainment, Inc. The members of our Compensation and Stock Incentive Committee also constitute the Compensation and Stock Incentive Committee of Dover Downs Gaming & Entertainment, Inc. In determining the compensation for our executive officers, the Committee considers the dual responsibilities of our executives and sets compensation at such levels such that the aggregate compensation received from both companies is reasonable in light of the responsibilities of the executive for each company and the performance of the executive and the performance of each company. A discussion of the compensation paid to Messrs. McGlynn, Horne and Belohoubek at Dover Downs Gaming & Entertainment, Inc. is contained in its annual proxy statement filed with the Securities and Exchange Commission.

CEO Compensation

Denis McGlynn’s compensation is determined by our Compensation and Stock Incentive Committee. As is the case with respect to the executive officers, our Chief Executive Officer’s compensation is based upon both our operating performance and his individual performance. The CEO’s compensation consists of the same three elements identified above with respect to executive officers: salary, an annual incentive, and, in some years, grants of stock options or other stock based awards such as restricted stock. The determination of salary and the grant of stock based awards, if any, are subjective and not based upon any specific formula or guidelines. An annual discretionary performance based incentive has been established for Denis McGlynn. The incentive for fiscal year ending 2014 is similar to the incentive established for fiscal year ended 2013. There is no formal agreement for this discretionary performance incentive. It is based on the following resolution adopted by our Compensation and Stock Incentive Committee: “RESOLVED, that, effective as of January 1, 2014, the salary for the Chief Executive Officer of the Company shall remain $250,000 per annum and the determination of a discretionary annual incentive for fiscal year ending 2014 will be dependent upon an overall favorable evaluation of the Chief Executive Officer’s performance and be calculated as five percent (5%) of the year over year increase in the Company’s pre-tax earnings, as determined by this Committee in its sole discretion, including any adjustments for extraordinary or non-recurring items as the Committee may deem appropriate.” A performance based incentive of $15,400 was made to Mr. McGlynn under the 2013 incentive.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required to furnish us with copies of all Section 16(a) forms they file.

Based on our review of the copies of such forms, we believe that during fiscal year ended December 31, 2013, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Shown below is information concerning the annual compensation for the fiscal years ended December 31, 2013, 2012 and 2011 of those persons who were, at December 31, 2013:

•	our Principal Executive Officer and Principal Financial Officer; and

•	our two other most highly compensated executive officers whose total annual salary exceeded $100,000:

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Denis McGlynn President & Chief Executive Officer {Principal Executive Officer}	2013	$250,000	$15,400	$35,000	—	—	—	$16,477	$316,877
	2012	$250,000	$155,651	$20,800	—	—	—	$16,069	$442,520
	2011	$250,000	—	$35,600	—	—	—	—	$285,600

Timothy R. Horne Senior Vice President-Finance & Chief Financial Officer {Principal Financial Officer}	2013	$140,000	—	$21,000	—	—	—	$15,418	$176,418
	2012	$130,000	$15,000	$12,480	—	—	—	$15,177	$172,657
	2011	$130,000	—	$21,360	—	—	—	—	$151,360

Michael A. Tatoian Executive Vice President	2013	$200,000	$6,160	$26,250	—	—	—	$21,969	$254,379
	2012	$190,000	$62,260	$15,600	—	—	—	$23,131	$290,991
	2011	$190,000	—	$26,700	—	—	—	—	$216,700

Klaus M. Belohoubek Senior Vice President-General Counsel & Secretary	2013	$190,000	—	$21,000	—	—	—	$16,797	$227,797
	2012	$180,000	$15,000	$12,480	—	—	—	$15,767	$223,247
	2011	$180,000	—	$21,360	—	—	—	—	$201,360

(1)	Denis McGlynn, Timothy R. Horne and Klaus M. Belohoubek hold the same executive officer titles with Dover Downs Gaming & Entertainment, Inc. (spun-off from the Company on April 1, 2002). As noted above in our COMPENSATION DISCUSSION AND ANALYSIS, Messrs. McGlynn, Horne and Belohoubek are separately compensated by that entity.
(2)	These amounts represent the aggregate grant date fair value of restricted Common Stock awarded under our Stock Incentive Plan during the fiscal year computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation. When calculating the amounts shown in this table, we have disregarded all estimates of forfeitures.
(3)	These amounts include matching contributions made by us under our 401(k) plan ($7,476, $3,625, $6,910, $6,637 respectively for Messrs. McGlynn, Horne, Tatoian and Belohoubek), contributions to our SERP ($4,389, $9,395, $10,160 respectively for Messrs. Horne, Tatoian and Belohoubek), as more fully described under the heading PENSION BENEFITS, and as applicable, the cost of a company provided automobile or an automobile allowance ($9,001, $7,404, $5,664 respectively for Messrs. McGlynn, Horne and Tatoian).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below sets forth the total number of restricted shares of Common Stock that were granted in prior years to the executives named in our SUMMARY COMPENSATION TABLE but which have not yet vested, together with the market value of these unvested shares based on the $2.51 closing price of our Common Stock on December 31, 2013. We have no options outstanding.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Denis McGlynn	—	—	—	—	—	81,000	$203,310	—	—
Timothy R. Horne	—	—	—	—	—	48,400	$121,484	—	—
Michael A. Tatoian	—	—	—	—	—	59,800	$150,098	—	—
Klaus M. Belohoubek	—	—	—	—	—	48,400	$121,484	—	—

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In conjunction with our spin-off of Dover Downs Gaming & Entertainment, Inc. (“Gaming”) on April 1, 2002, we entered into various agreements with Gaming that addressed the allocation of assets and liabilities between the companies and that define the companies’ relationship after the separation. These include the Real Property Agreement and the Transition Support Services Agreement. Patrick J. Bagley, Denis McGlynn, Timothy R. Horne, Jeffrey W. Rollins, R. Randall Rollins, Richard K. Struthers and Henry B. Tippie are all Directors of both companies. Denis McGlynn, Timothy R. Horne and Klaus M. Belohoubek are executive officers of both companies.

The Real Property Agreement governs certain leases and easements affecting our Dover, Delaware facility. Under the Transition Support Services Agreement, each company provides to the other certain administrative and operational services. The agreement may be terminated in whole or in part 90 days after the request of the party receiving the services or 180 days after the request of the party providing the services.

During the years ended December 31, 2013, 2012 and 2011, Gaming allocated costs of $1,854,000, $1,865,000, and $1,963,000, respectively, to us for certain administrative and operating services, including leased space. We allocated certain administrative and operating service costs of $220,000, $217,000 and $347,000, respectively, to Gaming for the years ended December 31, 2013, 2012 and 2011. The allocations were based on an analysis of each company’s share of the costs. In connection with our NASCAR event weekends at Dover International Speedway, Gaming provided certain services, primarily catering, for which we were invoiced $801,000, $804,000 and $855,000, during the years ended December 31, 2013, 2012 and 2011, respectively. Additionally, we invoiced Gaming $294,000, $381,000 and $397,000, during 2013, 2012 and 2011, respectively, for a skybox suite, tickets, our commission for catering services and other services to the events. As of December 31, 2013, our consolidated balance sheet included a $4,000 receivable from Gaming for the aforementioned items. We settled this item in January of 2014. The net costs incurred by each company for these services are not necessarily indicative of the costs that would have been incurred if the companies had been unrelated entities and/or had otherwise independently managed these functions; however, management believes that these costs are reasonable.

Prior to the spin-off of Gaming from our company in 2002, both companies shared certain real property in Dover, Delaware. At the time of the spin-off, some of this real property was transferred to Gaming to ensure that the real property holdings of each company were aligned with its past uses and future business needs. During its harness racing season, Gaming has historically used the 5/8-mile harness racing track that is located on our property and is on the inside of our one-mile motorsports superspeedway. In order to continue this historic use, we granted a perpetual easement to the harness track to Gaming at the time of the spin-off. This perpetual easement allows Gaming to have exclusive use of the harness track during the period beginning November 1 of each year and ending April 30 of the following year, together with set up and tear down rights for the two weeks before and after such period. The easement requires that Gaming maintain the harness track but does not require the payment of any rent.

Various easements and agreements relative to access, utilities and parking have also been entered into between us and Gaming relative to our respective Dover, Delaware facilities. We pay rent to Gaming for the lease of our principal executive office space. Gaming also allows us to use its indoor grandstands in connection with our two annual motorsports weekends. This occasional grandstand use is not material to us and Gaming does not assess rent for it; Gaming may also discontinue our use at its discretion.

Our Chairman, Henry B. Tippie, controls in excess of fifty percent of our voting power. Please refer to the above discussion under the heading, CORPORATE GOVERNANCE AND BOARD OF DIRECTORS’ COMMITTEES AND MEETINGS—Controlled Corporation Status. Mr. Tippie also controls in excess of fifty percent of Gaming voting power.

Our Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy provides that related party transactions, as defined in Regulation S-K, Item 404(a), must be reviewed, approved and/or ratified by our Nominating & Corporate Governance Committee. As set forth in our Code, our Nominating & Corporate Governance Committee has the responsibility to ensure that it only approve or ratify related party transactions that are in compliance with applicable law, consistent with our corporate governance policies (including those relative to conflicts of interest and usurpation of corporate opportunities) and on terms that are deemed to be fair to us. The Committee has the authority to hire legal, accounting, financial or other advisors as it may deem necessary or desirable and/or to delegate responsibilities to our executive officers in connection with discharging its duties. A copy of the Code is available at our website (www.dovermotorsports.com) under the heading Investor Relations. All related party transactions for fiscal year ended December 31, 2013 were reviewed, approved and/or ratified by the Nominating & Corporate Governance Committee in accordance with the Code.

PENSION BENEFITS

We have historically maintained a non-contributory qualified defined benefit plan and a non-qualified, defined benefit plan which provides benefits that would otherwise be provided under the qualified pension plan but for maximum benefit and compensation limits applicable under federal tax law.

Participation and benefit accruals under these pension plans were frozen effective July 31, 2011.

Effective January 1, 2012, we increased benefits under our defined contribution 401(k) savings plan. The Company match under the 401(k) savings plan was previously limited to $250, primarily because of the existence of our pension plan. The Company match is now a dollar for dollar match on the first one percent (1%) of eligible compensation contributed by the employee each pay period, and a fifty cents on the dollar match on the next five percent (5%) of eligible compensation per pay period.

In order to mitigate the effect of the pension plan freeze on certain highly compensated employees for whom an enhanced 401(k) savings plan is unable to make up for the loss of pension benefits, we created a new non-elective, non-qualified supplemental executive retirement plan (or “SERP”) at the end of 2012 and made an initial contribution to it on January 2013. The purpose of the SERP is to provide deferred compensation to certain highly compensated employees that roughly approximate the value of benefits being lost by the freezing of the pension plan which are not offset by the enhanced 401(k) savings plan. However, the SERP is a discretionary defined contribution plan that will not be comparable to the pension plan and contributions made to the SERP on behalf of highly compensated employees in any given year are not guaranteed and will be at the sole discretion of the Compensation and Stock Incentive Committee. Distributions to participants under the SERP will be structured to satisfy the requirements of Section 409A of the Internal Revenue Code and will be made in a single lump sum upon the first to occur of (i) separation from service (but delayed for six months following separation for certain key employees), (ii) death or disability, (iii) attainment of retirement age, or (iv) a change of control of the Company. The SERP is funded through a “rabbi” trust in order to set aside funds to pay accrued benefits and the investment of funds will be participant directed; however, investments in the trust will remain the property of the Company and subject to creditor’s claims.

Amounts we contribute to the accounts of our Named Executive Officers under our 401(k) plan and SERP are reported in the “All Other Compensation” column of the SUMMARY COMPENSATION TABLE.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has not selected or recommended the name of an independent registered public accounting firm for approval or ratification by the stockholders. Our Board of Directors believes that it will be in our and your best interests if it is free to make such determination based upon all factors that are then relevant.

KPMG LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2013 and 2012. A representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement should the representative so desire. The representative also will be available to answer appropriate questions from stockholders.

During the fiscal year ended December 31, 2013, KPMG LLP’s services rendered to us primarily consisted of auditing our consolidated financial statements, as well as performing reviews of our quarterly financial statements. During the fiscal year ended December 31, 2012, KPMG LLP’s services rendered to us primarily consisted of auditing our consolidated financial statements and the effectiveness of our internal control over financial reporting, as well as performing reviews of our quarterly financial statements.

AUDIT AND NON-AUDIT FEES

The following table sets forth fees for services KPMG LLP provided during fiscal years 2013 and 2012:

	2013	2012
Audit fees	$340,750	$380,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$340,750	$380,000

The Audit Committee has determined that the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by KPMG LLP. In other cases, the Chairman of the Audit Committee has the delegated authority from the Committee to pre-approve certain additional services, and such pre-approvals are communicated to the full Committee at its next meeting. During the fiscal years ended December 31, 2013 and 2012, KPMG LLP did not provide to us any non-audit services.

STOCKHOLDER PROPOSALS

Appropriate proposals of eligible stockholders intended to be presented at our next Annual Meeting of Stockholders must be received by us no later than December 1, 2014 for inclusion in the Proxy Statement and form of proxy relating to that meeting. An eligible stockholder must be a record or beneficial owner of at least one percent (l%) or $2,000 in market value of securities entitled to be voted at the meeting, must have held such securities for at least one year, and must continue to hold the securities through the date of the meeting. Proposals must comply with Securities and Exchange Commission regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials. Stockholders are also advised to review our By-Laws, which contain additional requirements, including the need to provide advance notice of stockholder proposals and Director nominations. Under our By-Laws, in order for a stockholder to properly bring business before the meeting, the stockholder must have given timely notice thereof in writing to our Secretary. To be timely, the stockholder’s notice must be in writing, delivered or mailed by first class United States mail, postage prepaid, to our Secretary and received not less than ninety days prior to the anniversary of the prior year’s annual meeting of stockholders. Such notice may be addressed to Klaus M. Belohoubek, Senior Vice President-General Counsel and Secretary, 3505 Silverside Road, Plaza Centre Building, Suite 203, Wilmington, DE 19810, and shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting; (b) as to the stockholder giving such notice (i) the name and address, as they appear on our stock ledger, of such stockholder, (ii) the class and number of our shares which are beneficially owned by such stockholder, and (iii) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect; and (c) any material interest of the stockholder in such business. For Director nominations, please refer to CORPORATE GOVERNANCE AND BOARD OF DIRECTORS’ COMMITTEES AND MEETINGS—Director Nominations above.

ANNUAL REPORT

Our Annual Report as of and for the year ended December 31, 2013 is being provided to you with this Proxy Statement. The Annual Report includes our Form 10-K (without exhibits). The Annual Report is not considered proxy soliciting material.

FORM 10-K

On written request of any record or beneficial stockholder, we will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2013, which includes our consolidated financial statements. Requests should be made in writing and addressed to: Timothy R. Horne, Senior Vice President-Finance and Chief Financial Officer, Dover Motorsports, Inc., P. O. Box 843, Dover, DE 19903. We will charge reasonable out-of-pocket expenses for the reproduction of exhibits to Form 10-K should a stockholder request copies of such exhibits.

OTHER MATTERS

Our Board of Directors knows of no business other than the matters set forth herein which will be presented at the meeting. Since matters not known at this time may come before the meeting, the enclosed proxy gives discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

By Order of the Board of Directors

Klaus M. Belohoubek

Senior Vice President—General Counsel and Secretary

Dover, Delaware

March 28, 2014

EXHIBIT A

DOVER MOTORSPORTS, INC.

2014 Stock Incentive Plan

1. Purpose. The 2014 Stock Incentive Plan (the “Plan”) is intended to advance the best interests of Dover Motorsports, Inc. (the “Company”) by providing its employees and the employees of its subsidiaries with additional incentives and by increasing their proprietary interest in the success of the Company and its subsidiary corporations.

2. Effective Date. The effective date of the Plan is January 29, 2014, the date the Plan is adopted by the Board of Directors of the Company, subject to approval by the Company’s shareholders. The Plan replaces the Company’s 2004 Stock Incentive Plan, which expired on January 27, 2014.

3. Administration. The Plan shall be administered by the Compensation and Stock Incentive Committee of the Board of Directors of the Company (the “Committee”). The Committee shall consist of not less than the minimum number of persons required by Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder from time to time (“Section 16 of the 1934 Act”), each of whom, to the extent necessary to comply with Section 16 of the 1934 Act, is a “Non-Employee Director” within the meaning of Section 16 of the 1934 Act, and the minimum number, if any, required by the listing standards of the stock exchange on which the Company’s Common Stock is listed. To the extent this Plan is utilized to grant Performance Compensation Awards pursuant to Section 13 which are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (“Code”), each member of the Committee must also be an “Outside Director” within the meaning of Section 162(m) of the Code and the regulations thereunder. Meetings shall be held at such time and place as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any questions brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the unanimous written consent of its members. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission of such member, including, but not limited to, the exercise of any power or discretion under the Plan, except those resulting from gross negligence or willful misconduct. All questions of interpretation and application of the Plan, of incentives granted hereunder (the “Incentives”), or of the agreements pursuant to which the Incentives are granted (the “Award Agreements”) shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. “Incentives” shall refer both to options granted under the Plan (the “Options”) and to awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock (“Other Stock-Based Awards”).

4. Available Shares. The stock referred to in the Plan shall be shares of the Company’s Common Stock, $0.10 par value (the “Stock”). The total amount of Stock reserved and available for distribution under the Plan shall not exceed in the aggregate 2,000,000 shares, provided, however, that the class and aggregate number of shares of Stock which may be subject to Incentives granted hereunder shall be subject to adjustment in accordance with the provisions of Section 19 hereof. Such shares may be treasury shares or authorized but unissued shares. If any shares of Stock that have been optioned hereunder cease to be subject to an Option, or if any such shares of Stock that are subject to any Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the Participant in the form of cash, Stock, or otherwise without the Participant having received any benefit therefrom, such shares shall again be available for distribution in connection with future awards under this Plan. (For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” in the case of forfeited Other Stock-Based Awards by reason of having enjoyed voting rights and dividend rights or divided equivalent rights prior to the date of forfeiture.)

5. Termination of Plan. The Plan shall terminate on January 27, 2024; provided, however, that the Board of Directors of the Company within its absolute discretion may terminate the Plan at any time. No such termination, other than as provided for in Section 19 hereof, shall in any way affect any Option or Other Stock-Based Award then outstanding.

6. Authority to Grant Options. The Committee may grant from time to time to such eligible employees of the Company (the “Participants”) as it shall from time to time determine an Option, or Options, to buy a stated number of shares of Stock under the terms and conditions of the Plan. Subject only to any applicable limitations set forth in the Plan, the number of shares of Stock to be covered by any Option shall be as determined by the Committee. The Committee shall determine whether an Option shall be an “incentive stock option” qualified under Section 422 of the Internal Revenue Code of 1986 as amended (the “Code”), or a “non-qualified stock option” (that is, any Option which is not considered an incentive stock option). The aggregate Fair Market Value (determined as provided in Section 8 of the Plan) of the Stock with respect to which incentive stock options are granted hereunder which are exercisable for the first time by such employee during any calendar year (under all the stock option plans maintained by the Company and subsidiary corporations) shall not exceed $100,000 in accordance with Section 422 of the Code (or such greater or lesser dollar amount as may be in effect under the Code on the date of grant). No Option shall be granted under the Plan after ten (10) years from the date the Plan is adopted.

7. Eligibility. Participants shall be employees of the Company, or of any subsidiary corporation, as the Committee shall determine from time to time; provided, however, that no employee owning more than ten percent (10%) of the stock of the Company at the time an Incentive is granted shall be eligible to participate in the Plan. For all purposes of the Plan, the term “subsidiary corporation” shall mean any corporation of which the Company is the “parent corporation” as that term is defined in Section 424(e) of the Code. The aggregate number of shares of Stock subject to Incentives granted under this Plan during any calendar year to one Participant shall not exceed 150,000 (subject to adjustment as provided in Section 19) (the “Individual Share Limit”).

8. Option Price. The price at which shares may be purchased pursuant to an Option (the “Option Price”) shall be not less than the fair market value of the shares of Stock on the date the Option is granted, and the Committee in its discretion may provide that the Option Price shall be more than such fair market value. The “Fair Market Value” of the Stock shall be the closing price of the Stock on the New York Stock Exchange as reported in The Wall Street Journal for the trading day on which the Option is granted, or if the Option is not granted on a trading day, then such fair market value shall be determined on the trading day before the Option is granted.

9. Duration of Options. No Option shall be exercisable after the expiration of ten years from the date such Option is granted; and the Committee in its discretion may provide that an Option shall be exercisable throughout such ten-year period or during any lesser period of time commencing on or after the date of grant of the Option and ending upon or before the expiration of such ten-year period.

10. Amount of Options Exercisable. Each Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the Option.

11. Exercise of Options. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised and specifying the address to which the certificates for such shares are to be mailed, accompanied by provision for full payment for the Stock. The Option Price shall be payable in cash or its equivalent or if permitted by the terms of the Award Agreement (a) by tendering previously acquired shares of Stock having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the shares of Stock which are tendered must have been held by the Participant for at least twelve (12) months prior to their tender to satisfy the Option Price), (b) by broker-assisted cashless exercise (provided that any shares of Stock which are sold in connection with any broker-assisted cashless exercise must have been held by the Participant for at least twelve (12) months if such shares were previously acquired by exercise of an Option or grant of Stock under the Plan or any other incentive plan maintained by the Company), (c) by having the Company “net settle” the shares of Stock by withholding from the shares of Stock that would otherwise be delivered to the Participant such shares with a Fair Market Value sufficient to satisfy the minimum withholding requirements with respect thereto, or (d) by a combination of any of the foregoing. Notice shall be delivered to the Secretary of the Company, in person or by certified or registered mail, return receipt requested, in which case delivery shall be deemed made on the date such notice is deposited in the mail. As promptly as reasonably practicable after receipt of such written notification and payment, the Company shall deliver to the Participant certificates for the number of shares with respect to which such Option has been so exercised, issued in the Participant’s name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Participant, at the address specified pursuant to this Section 11.

12. Other Stock-Based Awards.

(a) Administration. Other Stock-Based Awards may include, without limitation, Restricted Stock or Performance Stock. “Restricted Stock” means stock awarded which is (i) subject to restrictions for a stated period of time based on continued employment, (ii) subject to restrictions which will lapse only upon the achievement of predetermined performance goals, or (iii) subject to a combination of the restrictions described in (i) and (ii) above. “ Performance Stock” means Stock awarded at the end of a specified performance period, the amount of which is determined by multiplying a performance factor times either (i) the Fair Market Value of the Stock on the last day of the performance period, or (ii) the difference between the Fair Market Value of the Stock on the first and last days of the performance period, provided, however, that at the discretion of the Committee, Participants may receive the value of Performance Stock in cash, as determined by reference to the Fair Market Value on the date the amount of the award is determined. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with Options granted under this Plan or equity or cash awards made outside of this Plan.

Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period or event (provided however, that any such performance criteria shall conform to the criteria set forth in Section 13 to the extent the Committee determines that the Award needs to comply with Section 162(m) of the Internal Revenue Code). The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

(b) Terms and Conditions. Other Stock-Based Awards made pursuant to this Section 12 shall be subject to the following terms and conditions:

(i) Subject to the provisions of this Plan and any Award Agreement, Other Stock-Based Awards and shares subject to such awards may not be sold, assigned, transferred, pledged or otherwise encumbered, in the case of shares of Stock, prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses, and in all other cases, not at all.

(ii) Subject to the provisions of this Plan and any Award Agreement and unless otherwise determined by the Committee at grant, the recipient of an Other Stock-Based Award shall be entitled to receive, currently or on a deferred basis, as determined by the Committee, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

(iii) Any Other Stock-Based Award and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(iv) In the event of the Participant’s retirement, disability or death, and in other instances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining vesting limitations, performance requirements or restrictions imposed (if any) with respect to any or all of an Other Stock-Based Award and/or accelerate the payment of cash or Stock pursuant to any such award provided however, that in the case of a Performance Compensation Award the Committee’s discretion shall be limited in accordance with Section 13. In the event of any action taken by the Committee to vest part or all of a Participant’s Other Stock-Based Award that would otherwise be forfeited, distribution thereof to the Participant shall be made in accordance with subsection (c) below.

(v) Each Other Stock-Based Award shall be confirmed by, and subject to the terms of, an Award Agreement or other instrument executed by the Company and by the Participant.

(vi) Stock (including securities convertible into Stock) issued on a bonus basis may be issued for no cash consideration.

(vii) Unless otherwise determined by the Committee at or after grant, if a Participant’s employment terminates by reason of death, a pro rata portion of the restrictions pertaining to continued employment on any Restricted Stock will lapse, based on the number of full months the Participant was employed during the restriction period divided by the total number of months in the restriction period. All such pro rata awards will be determined and distributed in accordance with subsection (c) below.

(viii) Unless otherwise determined by the Committee at or after grant, if a Participant has a Separation from Service by reason of retirement on or after age 65, all of the restrictions pertaining to continued employment on any Restricted Stock will lapse. Any such award will be determined and distributed in accordance with subsection (c) below.

(ix) Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if a Participant has a Separation from Service for any reason other than death or retirement on or after age 65, as in the case of voluntary resignation of employment by the Participant, all Other Stock-Based Awards shall be immediately forfeited.

(c) Payment. Other Stock-Based Awards shall be paid in cash, shares of Stock or other property, as determined in the sole discretion of the Committee. Such payment of Other Stock-Based Awards as aforesaid shall be made as soon as practicable following the satisfaction of any and all vesting or other conditions or restrictions (including without limitation performance-based requirements) applicable to such Award (the “Restriction End Date”), but in no event later than March 15 of the year following the calendar year that includes the Restriction End Date.

13. Performance Compensation Awards.

(a) General. The Committee shall have the authority, at the time of grant of any Option or Other Stock-Based Award (as the context requires, an “Award”) to designate such Award as a Performance Compensation Award in order to qualify such Award as “qualified performance-based compensation” under Section 162(m) of the Code.

(b) Eligibility and Establishment of Performance Goals. The receipt of any shares of Stock or cash pursuant to a Performance Compensation Award shall be conditioned upon the attainment of one or more pre-established objective performance goals, within the meaning of Section 162(m) of the Code and the regulations thereunder, established by the Committee, with respect to a Performance Period. The Committee shall, in its sole discretion, shall establish the Performance Period during which the performance goal(s) shall be measured, consistent with Section 162(m) of the Code and the regulations thereunder. The Committee will, in its sole discretion, within the first 90 days of a Performance Period (or, with respect to a Performance Period of less than one year, prior to the lapse of 25 percent of such Performance Period), (i) determine which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period, and (ii) establish in writing the performance goal or goals, provided the outcome is substantially uncertain at the time the goal is established. The performance goals may be based on the Company’s stock price, return on assets, return on capital employed, return on shareholders’ equity, earnings, earnings on shareholders’ equity, earnings, earnings per share, total shareholder returns, sales, costs or such other objective performance goals as may be established by the Committee from time to time consistent with the requirements of Section 162(m) of the Code and the regulations thereunder.

With respect to any Performance Compensation Award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, the Committee (i) shall not provide, in the terms of the Award or otherwise by the exercise of discretion, for any payment of the Award, in whole or in part, under circumstances where the performance goals may not be achieved (e.g., in the event of retirement or involuntary termination), except that the terms of the Award may provide for payment, without regard to whether the performance goals have been achieved, in the event of death, disability or a change in corporate control within the meaning of Treas. Reg. Section 1.162-27(e)(2)(v) (although compensation actually paid on account of these events prior to attainment of the Performance Goal would not be qualifying performance-based compensation), and (ii) shall not establish such other terms and conditions, or exercise its discretion, or otherwise grant such Performance Compensation Award in such amount or manner, as to cause such Award to violate the conditions necessary to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and the regulations thereunder.

(c) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the performance goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the pre-determined objective formula(s) applied against the relevant performance goal(s). The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period consistent with Treas. Reg. Section 1.162-27(e)(2) and, in so doing, may exercise discretion to eliminate or reduce the size of a Performance Compensation Award, consistent with Treas. Reg. Section 1.162-27(c)(2)(iii), if and when it deems appropriate.

The Committee shall not have the discretion to (i) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the applicable Performance Goal for such Performance Period has not been attained (except that the terms of the Award may provide for full or partial payment, without regard to whether the Performance Goal has been achieved, in the event of the Participant’s death, disability, or the Company’s change in control); or (ii) increase a Performance Compensation Award above the maximum amount payable under Section 7 (as modified by Section 19) or Section 13(e) of the Plan).

(d) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following the last to occur of (A) the date of completion of the certifications required by this Section 13, or (B) if payment for Performance Compensation Award is subject to a vesting or other condition or restriction, the date such vesting or other condition or restriction is satisfied. Notwithstanding the foregoing, payment shall in no event take place later than March 15 of the calendar year following the year in which ends the Performance Period (in the case of a Performance Compensation Award not subject to a vesting or other condition or restriction on payment), or March 15 of the calendar year following the calendar year in which such vesting or other condition or restriction, as applicable, is satisfied.

(e) Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, no Participant may receive a Performance Compensation Award for a Performance Period that relates to Shares which are more than the Individual Share Limit set forth in Section 7, less the amount of Shares relating to all other Awards under the Plan received by the Participant for the calendar year in which the Performance Period ends.

14. Transferability of Incentives. Incentives shall not be transferable by a Participant other than by will or under the laws of descent and distribution, and any Option shall be exercisable only by the Participant during such Participant’s lifetime. In the event of (a) any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of an Incentive, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest conferred by an Incentive, the Company may terminate the Incentive by notice to the Participant and it shall thereupon become null and void.

15. Certain Incentive Terminations. Except as may be otherwise expressly provided herein, Incentives shall terminate on such date as shall be selected by the Committee in its discretion and specified in the Award Agreement, but in the case of Options not in excess of one day less than three months following the Participant’s Separation from Service for any reason, for or without cause. For purposes of termination of an Incentive, if a Participant is an employee of a subsidiary of the Company, the aforementioned Separation from Service shall be deemed to have occurred at such time as the subsidiary ceases for any reason to be a subsidiary of the Company under Section 7 hereto whether or not the employee continues in the employ of the subsidiary. Whether a Participant’s authorized leave of absence, or absence on military or government service, shall constitute a Separation from Service shall be determined by the Committee at the time thereof consistent with Section 24(e). If, before the date of expiration of an Option, the Participant shall be retired in good standing from the employ of the Company for reasons of age or disability under the then established rules of the Company, the Option shall terminate on the earlier of such date of expiration or one day less than three months after the date of such retirement. In the event of such retirement, the Participant shall have the right prior to the termination of such Option to exercise the Option to the extent to which the Participant was entitled to exercise such Option immediately prior to such retirement. After the death of the Participant, the Participant’s executors, administrators, or any person or persons to whom an Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the earlier of the date of expiration or one year following the date of such death, to exercise the Option, in whole or in part (without regard to any limitations set forth in or imposed pursuant to Section 10 hereof).

16. Requirements of Law. The Company shall not be required to sell or issue any shares under an Incentive if the issuance of such shares constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933 (as now in effect or hereafter amended), the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable hereunder are not registered under the Securities Act of 1933, the Company may imprint the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except upon such registration or upon receipt by the Company of an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that registration is not required for such sale or transfer.”

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended); and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of Stock hereunder to comply with any law or regulation of any governmental authority. The Company may contractually provide in any Award Agreement for a holding period prior to the sale or disposition of Stock.

17. No Rights as Shareholder for Optionees. No Participant shall have rights as a shareholder with respect to shares covered by an Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Section 19 hereof, no adjustment for dividends, or otherwise, shall be made if the record date thereof is prior to the date of issuance of such certificate.

18. No Employment Obligation. The granting of any Incentive shall not impose upon the Company any obligation to employ or continue to employ any Participant; and the right of the Company to terminate the employment of any Participant shall not be affected by reason of the fact that an Incentive has been granted.

19. Changes in the Company’s Capital Structure. The existence of outstanding Incentives shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to Incentives shall be appropriately adjusted in such a manner as to entitle a Participant to receive, for the same aggregate cash consideration, the same total number and class of shares as would have been received immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an outstanding Incentive shall, at no additional cost, be entitled under the terms of the Incentive to receive (subject to any required action by shareholders) in lieu of the number and class of shares as to which such Incentive would have applied in the absence of such event, the number and class of shares of Stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of pre-merger securities.

If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while Incentives remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Incentive shall be entitled, under the terms of the Incentive, to receive, in lieu of shares of the Stock, shares of such stock or other securities as the holders of shares of such class of Stock received pursuant to the terms of the merger, consolidation or sale; (ii) the Committee may waive any limitations set forth in or imposed pursuant to Section 10 hereof so that all Incentives, from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Committee, shall be fully vested, free of risk of forfeiture or exercisable in full, as the case may be; and (iii) all outstanding Options may be canceled by the Committee as of the effective date of any such merger, consolidation, liquidation or sale provided that (x) notice of such cancellation shall be given to each holder of an Option and (y) each holder of an Option shall have the right to exercise such Option in full (without regard to any limitations set forth in or imposed pursuant to Section 10 hereof) during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale.

Except as hereinbefore expressly provided, the issue by the Company of shares of Stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Stock then subject to outstanding Incentives.

20. Amendment or Termination of Plan. The Board of Directors may modify, revise or terminate this Plan at any time and from time to time; provided, however, that without the further approval of the holders of at least a majority of the outstanding shares of Stock, the Board may not increase the aggregate number of shares which may be issued under Incentives pursuant to the provisions of the Plan and that any amendment, modification, revision or termination shall not effect any outstanding Incentives.

21. Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary; and provided further that the Committee shall not have the power to amend the terms of previously granted Awards to reduce, or cancel such Awards and grant substitute Awards which would have the effect of reducing the exercise price except pursuant to Section 22 or Section 24. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not, without stockholder approval, be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options, nor may the Committee take any action, without stockholder approval, which is considered a “repricing” for purposes of the stockholder approval rules of the applicable stock exchange on which the Stock is listed, if any.

22. Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 19 hereof) affecting the Company, any subsidiary or affiliate, or the financial statements of the Company or any subsidiary or affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless otherwise determined by the Committee, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code to the extent Section 162(m) applies to an Award.

23. Written Agreement. Each Incentive granted hereunder shall be embodied in a written option agreement (the “Award Agreement”), which shall be subject to the terms and conditions prescribed above and shall be signed by the Participant and by the President or any Executive Officer of the Company for and in the name and on behalf of the Company. The Award Agreement shall contain such other terms, conditions or limitations as the Committee in its discretion shall deem advisable.

24. Compliance with Code Section 409A

(a) Timing of Distributions. Notwithstanding anything herein to the contrary, in the event of any action taken by the Committee to vest part or all of a Participant’s Other Stock Based Award that would otherwise be forfeited, distribution thereof to the Participant shall be made no later than March 15 of the calendar year following the calendar year in which such vesting occurs.

(b) Restrictions on Modification or Extension of a Stock Right. Notwithstanding anything herein to be contrary, no waiver, amendment, alteration, suspension, discontinuation or termination of an Award by the Committee shall constitute (i) a modification of a stock right within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(B) so as to constitute the grant of a new stock right (unless such new stock right does not constitute a deferral of compensation within the meaning of Section 409A of the Code and the regulations thereunder), (ii) an extension of a stock right, including the addition of any feature for the deferral of compensation, within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(C), or an impermissible acceleration of a payment date or a subsequent deferral of a stock right subject to Code Section 409A within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(E).

(c) Authority to Amend Plan to Address Code Section 409A. Notwithstanding the foregoing or any provision of the Plan to the contrary, the Committee may at any time (without the consent of Participants) modify, amend or terminate any or all provisions of this Plan to the extent necessary to ensure that payments and/or Awards under the Plan are not “deferred compensation” subject to Section 409A of the Code (or, alternatively, conform to the requirements of Section 409A of the Code).

(d) Payment Delay for Specified Employees. Notwithstanding anything herein to the contrary, in the event (i) the Committee determines that any payment hereunder to a Participant who is a “specified employee” within the meaning of Treas. Reg. § 1.409A-(1)(i) constitutes “deferred compensation” within the meaning of Section 409A of the Code and the regulations thereunder and does not qualify for an exception from the requirements of Section 409A of the Code, and (ii) such payment is pursuant to the Participant’s Separation from Service, then no such payment shall be made to such Participant during the first six months following such Participant’s Separation from Service and any amount payment of which is delayed by reason of the foregoing shall be paid in a single lump sum on the first business day of the seventh month following the Participant’s Separation from Service.

(e) Separation from Service. Any payment of an Other Stock-Based Award which is triggered by a Participant’s retirement or other termination of service with the Company or subsidiaries of the Company shall be payable only in the event the Participant has a “Separation from Service.” A Separation from Service means the Participant’s termination of employment with the Company or subsidiary that constitutes a “separation from service” within the meaning of Treas. Reg. Section 1.409A-1(h)(1). With respect to an Other Stock-Based Award payment of which is triggered by the Participant’s disability, such payment shall be made only if (i) the Participant is disabled within the meaning of Section 409A(a)(2)(C) of the Code and the regulations thereunder, or (ii) by reason of such disability, the facts and circumstances indicate that the Company and Participant reasonably anticipate that no future substantive services by the Participant will be performed (thereby satisfying the condition of a “termination of employment” under the meaning of Treas. Reg. Section 1.409A-1(h)(1)).

25. Indemnification of Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of being or having been a member of the Committee, whether or not such member continues to be a member of the Committee at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee (a) in respect of matters as to which such member shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of such member’s duty as a member of the Committee, or (b) in respect of any matter in which any settlement is effected, to any amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within sixty (60) days after institution of any such action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled as a matter of law, contract, or otherwise.

26. Buyout Provision. Except to the extent precluded by Section 409A of the Code (if applicable), the Committee may at any time offer to buy out for a payment in cash or Stock an Incentive previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made. This buyout provision shall not apply to any Award intended to be “qualified performance-based compensation” for purposes of Section 162(m) of the Code.

27. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (including any shares of Stock withheld as provided herein) sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to an Incentive. The Committee may, in its sole discretion, permit a Participant to satisfy the withholding requirement, in whole or in part, by tendering shares of Stock held by the Participant at least twelve (12) months prior to their tender or by having the Company withhold shares of Stock having a Fair Market Value equal to the minimum statutory total tax which could be imposed on the transaction. Any such election shall be irrevocable, made in writing and signed by the Participant.

28. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

29. Requirements of Law. The granting of Incentives and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

30. Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Delaware. Participants agree to the exclusive jurisdiction of state and federal courts in Delaware with respect to any disputes arising out of the Plan.

DOVER MOTORSPORTS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, APRIL 23, 2014, 8:30 A.M.

The undersigned hereby constitutes and appoints Henry B. Tippie and Denis McGlynn, and each of them jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock and Class A Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Dover Motorsports, Inc. to be held on April 23, 2014 at 8:30 A.M., Dover Downs Hotel & Casino, 1131 N. DuPont Highway, Dover, Delaware, or at any adjournment thereof, on all matters set forth in the Notice of Annual Meeting and Proxy Statement dated March 28, 2014, as follows:

1.	ELECTION OF DIRECTORS – THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES

(Mark only one box)

Nominees: Denis McGlynn, Jeffrey W. Rollins, Timothy R. Horne

☐	VOTE FOR all nominees listed above; except vote withheld from following nominee (if any):

☐	VOTE WITHHELD FROM all nominees.

2.	APPROVAL OF THE 2014 STOCK INCENTIVE PLAN

☐	VOTE FOR approval of 2014 Stock Incentive Plan:

☐	VOTE AGAINST approval of the 2014 Stock Incentive Plan:

☐	VOTE WITHHELD FROM approval of 2014 Stock Incentive Plan.

4.	At their discretion, upon such matters as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders are invited to attend the Annual Meeting and to vote in person or to vote in accordance with the instructions on this proxy card.

(OVER)

(CONTINUED FROM OTHER SIDE)

The undersigned acknowledges receipt of the aforesaid Notice of Annual Meeting and Proxy Statement, each dated March 28, 2014, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned’s name, place and stead.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DOVER MOTORSPORTS, INC. AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED AS THE BOARD RECOMMENDS.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 23, 2014:

This proxy statement and our annual report to security holders are available at http://www.dovermotorsportsinc.com/investor/annual_proxy.php.

Please sign below, date and return promptly.

        Signature(s) of Stockholder(s)

                             DATED:                                 , 2014

Signature(s) should conform to name(s) and title(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should add their title(s) on signing.

NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES